                                                                   EXHIBIT 3.1.1

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,                        MARTIN J. REID                           , President
    ----------------------------------------------------------------
and                        DEBRA L. NELSON                              , Clerk
    --------------------------------------------------------------------
of                         IBIS TECHNOLOGY CORPORATION                        ,
   ---------------------------------------------------------------------------
                           (EXACT NAME OF CORPORATION)

located at                 32 CHERRY HILL DRIVE, DANVERS, MA 01923             ,
           --------------------------------------------------------------------
                (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

certify that these Articles of Amendment affecting articles numbered:

                  3
--------------------------------------------------------------------------------
          (NUMBER THOSE ARTICLES 1, 2, 3, 4, 5 AND/OR 6 BEING AMENDED)

of the Articles of Organization were duly adopted at a meeting held on May 14,
1998 , by vote of: 5,700,999 shares of     COMMON     of 6,705,340   shares
outstanding

being at least a majority of each type, class or series outstanding and entitled to vote thereon:


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To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total PRESENTLY authorized is:

---------------------------------------------------------- ----------------------------------------------------------------------

                WITHOUT PAR VALUE STOCKS                                           WITH PAR VALUE STOCKS
------------------------- -------------------------------- -------------- ------------------------------ ------------------------
          TYPE                   NUMBER OF SHARES              TYPE             NUMBER OF SHARES                PAR VALUE
------------------------- -------------------------------- -------------- ------------------------------ ------------------------
Common:                                                    Common:        10,000,000                     $.008
------------------------- -------------------------------- -------------- ------------------------------ ------------------------

------------------------- -------------------------------- -------------- ------------------------------ ------------------------
Preferred:                                                 Preferred:        2,000,000                   $ .01
------------------------- -------------------------------- -------------- ------------------------------ ------------------------

------------------------- -------------------------------- -------------- ------------------------------ ------------------------


CHANGE the total authorized to:

---------------------------------------------------------- ----------------------------------------------------------------------

                WITHOUT PAR VALUE STOCKS                                           WITH PAR VALUE STOCKS
------------------------- -------------------------------- -------------- ------------------------------ ------------------------
          TYPE                   NUMBER OF SHARES              TYPE             NUMBER OF SHARES                PAR VALUE
------------------------- -------------------------------- -------------- ------------------------------ ------------------------
Common:                                                    Common:        20,000,000                     $.008
------------------------- -------------------------------- -------------- ------------------------------ ------------------------

------------------------- -------------------------------- -------------- ------------------------------ ------------------------
Preferred:                                                 Preferred:        2,000,000                   $  .01
------------------------- -------------------------------- -------------- ------------------------------ ------------------------

------------------------- -------------------------------- -------------- ------------------------------ ------------------------




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The foregoing amendment(s) will become effective when these Article of
Amendments are filed in accordance with General Laws, Chapter 156B, Section 6 unless the articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.

Later effective date: ____________________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 14th day of May, 1998,

                  /S/ MARTIN J. REID, President
 .                 /S/ DEBRA L. NELSON, Clerk




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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

                                   ----------

                  I hereby approve the within Articles of Amendment and, the filing fee in the amount of $10,000.00 having been paid, said articles are deemed to have been filed with me this 21st day of May 1998.

                  EFFECTIVE DATE
                                 -------------------------------

                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN

                          SECRETARY OF THE COMMONWEALTH





                         TO BE FILLED IN BY CORPORATION

                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                         ANNE T. LELAND, LEGAL ASSISTANT
               MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                     ONE FINANCIAL CENTER, BOSTON, MA 02111
                                  617 542-6000